UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 20, 2018

FOUNDATION BUILDING MATERIALS, INC.
(Exact Name of the Registrant as Specified in Charter)

Delaware	001-38009	81-4259606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2741 Walnut Avenue, Suite 200, Tustin, California	92780
(Address of Principal Executive Offices)	(Zip Code)

(714) 380-3127
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 20, 2018, Nick Beevers, a Class II member of the Board of Directors (the “Board”) of Foundation Building Materials, Inc. (the “Company”), resigned from the Board, effective immediately. The resignation did not result from any disagreement with the Company.

On February 23, 2018, the Board elected Chase Hagin to serve as a Class II member of the Board to fill the vacancy created by the resignation of Mr. Beevers. Mr. Hagin replaced Kevin Barner as a member of the Nominating and Corporate Governance Committee of the Board.
Mr. Hagin, age 35, is a Director of Lone Star North America Acquisitions, L.P., an affiliate of ours and our controlling stockholder, where he focuses on origination and underwriting activities related to corporate private equity and debt investments throughout the North America region, a position he has held since December 2017. Previously, Mr. Hagin served as a Vice President of Lone Star North America Acquisitions, L.P. from April 2015 to December 2017. Prior to joining Lone Star, Mr. Hagin served in various capacities at H.I.G. WhiteHorse, a credit affiliate of H.I.G. Capital and HM Capital Partners, a middle-market private equity firm, including Vice President, from July 2012 to April 2015, where he was responsible for identifying, evaluating and sourcing investment opportunities. Mr. Hagin, began his career as an investment banking analyst at Raymond James & Associates. Mr. Hagin currently serves as a member of the board of directors of privately held companies. Mr. Hagin holds an MBA from Columbia University and a Bachelor of Business Administration and a Masters in Professional Accounting from the University of Texas at Austin.
As a non-independent director, the Company will not compensate Mr. Hagin for his services rendered as a member of the Board; however, as previously disclosed, the Company enters into indemnification agreements with each of the Company's directors, including Mr. Hagin. Other than through his position with Lone Star, as discussed above, there was no arrangement or understanding between Mr. Hagin and any other persons pursuant to which he was selected as a director. Other than transactions involving the Company and its controlling stockholder, as disclosed in greater detail in Item 13, Certain Relationships and Related Transactions, and Director Independence in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and which disclosure is incorporated herein by reference, there are no transactions that would require disclosure herein pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

FOUNDATION BUILDING MATERIALS, INC.

Date: February 23, 2018	By:	/s / Richard Tilley
	Name:	Richard Tilley
	Title:	Vice President, General Counsel and Secretary